UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2013

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 W. Broadway, Suite 650 Long Beach, California		90802
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01                      Changes in Registrant’s Certifying Accountant.

(a)	Previous independent auditor

On September 20, 2013, Global Clean Energy Holdings, Inc. (the “Company”, “our” and “we”) reported that Hansen, Barnett & Maxwell, P.C. (“HBM”), the Company’s independent registered public accounting firm, had informed the Company that its operations have been acquired by another firm and that it will no longer be providing public accounting services as Hansen, Barnett & Maxwell, P.C.  As a result, HBM was required to and has resigned as the Company’s independent registered public accounting firm.

(b)	New independent auditor

On October 7, 2013, we engaged Anton & Chia, LLP to serve as our independent auditors for the quarter ended September 30, 2013 and for the year ending December 31, 2013.  The engagement of Anton & Chia, LLP was approved by our board of directors.

During the years ended December 31, 2012 and 2011 and the interim period between December 31, 2012 and October 7, 2013, neither we nor anyone acting on our behalf consulted Anton & Chia, LLP regarding either (i) the application of accounting principles to a specific, completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements and none of the following was provided to the Company: a) a written report, or b) oral advice that Anton & Chia, LLP concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2013	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer